SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                    ________________________________________

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

       Date of report (date of earliest event reported) September 3, 1998

                        CONTINENTAL HERITAGE CORPORATION
               (Exact name of Registrant as Specified in Charter)

                Delaware                  0-7633      75-1449332
             (State of incorporation)  (Commission   (IRS Employer
                                       File Number)  Identification No.)

              1020 Macon Street, Fort Worth, Texas        76102
           (Address of Principal Executive Offices)     (Zip Code)

     Registrant's telephone number, including area code   (817) 429-6261

                                      N-A
          Former Name or Former Address, if Changed Since Last Report


          This Current Report on Form 8-K has 3 pages (plus exhibits).

Item 5.  Other Events

As of September 3, 1998, the execution of a Letter of Intent dated August 27, 1998 among the Registrant, Walter G. Cook, its principal shareholder and President, Encore International, Inc., a privately held company located in Oklahoma City, Oklahoma, and Lee Kaplan, Encore's principal stockholder, was completed. Under the terms of the Letter of Intent, it is proposed that the Registrant acquire all of the outstanding Common Stock of Encore in exchange initially for 5,500,000 shares of the Registrant's Common Stock with an additional 2,000,000 issuable to the shareholders of Encore as follows:
1,000,000 shares will be issued if the sales of the Registrant, on a consolidated basis, for the first full fiscal year following the transaction, equal or exceed $8,000,000 and, in the event that for the second full fiscal year after the transaction, sales on a consolidated but non-cumulative basis equal or exceed $15,000,000, an additional 1,000,000 shares will be issued.

Encore is a recently organized company which has yet to conduct the business which it proposes to conduct. Encore has acquired certain assets described in the next sentence from each of National Consumer Benefits, Inc. and Aspire 2000, Inc., which previously sold through a network of distributors directly to retail customers pharmaceutical products that can be administered via a transdermal drug delivery through the skin from adhesive patches, other pharmaceutical products and first aid products and homeopathic products. The assets acquired by Encore from each of National Consumer Benefits and Aspire 2000 consist primarily of database and software programs used to maintain the distribution systems of each, store market research data and for genealogy tracking relative to the products previously sold by them. Each of National Consumer Benefits and Aspire 2000 is presently inactive.

Under the terms of the Letter of Intent, at or prior to the acquisition of Encore, the two properties owned by the Registrant, consisting of an office building in Hurst, Texas and 65 undeveloped acres of realty in Forrest Hill, Texas, will be transferred to Walter G. Cook in satisfaction of the indebtedness of the Registrant to Walter G. Cook, amounting to approximately $700,000, inclusive of interest.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

Exhibits

Letter of Intent

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Continental Heritage Corporation
(Registrant)


Date: September 11, 1998     by:  /s/ Walter G. Cook
                                      Walter G. Cook
                                      President and Principal
                                      Executive Officer

                                    EXHIBIT
                           ENCORE INTERNATIONAL, INC.

                            Oklahoma City, Oklahoma



                                August 27, 1998


Mr. Walter G. Cook, President
Continental Heritage Corporation
1020 Macon Street
Fort Worth, Texas  76102

Dear Mr. Cook:

The purpose of this letter is to confirm our recent discussions with respect to a proposed transaction ("Transaction") by which Encore International, Inc. ("Encore") will become a wholly-owned subsidiary of Continental Heritage Corporation ("Continental"). The Transaction will take the form of either an exchange of all of the outstanding common stock of Encore by the holders thereof for common stock of Continental or the merger of Encore with a wholly-owned subsidiary of Continental. In either case, upon conclusion of the Transaction Encore will be a wholly-owned subsidiary of Continental. It is understood, as indicated below, that this is a letter of intent and is executed in anticipation of the parties' subsequently signing definitive written agreements with respect to the Transaction.

In connection with this Letter of Intent, Continental has advised Encore that Continental's authorized capital stock consists of 10,000,000 shares of common stock, $.10 par value, and 2,000,000 shares of "blank check" preferred stock, $.50 par value, of which 1,373,860 shares of common stock and no shares of preferred stock are issued and outstanding. At the present time, Continental and its subsidiaries are engaged in the real estate business, owning the following properties: an office building in Hurst, Texas and 65 undeveloped acres of real property in Forest Hill, Texas. Such real properties are hereinafter collectively referred to as the "Properties."

In connection with this Letter of Intent, Encore has advised Continental that Encore has an authorized capital stock of 50,000 shares of common stock, $.01 par value, of which 10,000 shares are issued and outstanding. Of the issued and outstanding shares, 85.5% are owned by Mr. Lee Kaplan. Further, Encore has entered or will enter into agreements with each of National Consumer Benefits and Aspire 2000 to purchase certain of their assets, consisting primarily of a database and software programs used in a distribution system for products previously sold by each of such companies. Once such assets and properties are acquired, it is the intent of Encore to distribute through a network of distributors, directly to retail customers, pharmaceutical products that can be administered via a transdermal drug delivery through the skin from adhesive patches, other pharmaceutical and first aid products and homeopathic products.

It is the intent of the parties that the Transaction shall be on the following terms:

1. The Transaction is intended to qualify as a tax-free reorganization under
Section 368 of the Internal Revenue Code such that the shares of Continental received by the shareholders of Encore will be received by them on a tax-free basis. It is understood that Continental's shares of common stock will be deemed "restricted securities" as such term is defined under Rule 144 of the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended ("Securities Act"), and that an appropriate legend will be placed on the certificates representing such shares with stop transfer orders placed against such shares.

2. The number of shares of common stock to be initially issued by Continental is 5,500,000. In addition, the shareholders of Encore will be entitled to receive up to an additional 2,000,000 shares of Continental common stock on the following basis:

  a. If at the end of a first full fiscal year of Continental following the closing of the Transaction, the sales of Continental on a consolidated basis, equal or exceed $8,000,000 for such fiscal year, such shareholders will be entitled to 1,000,000 additional shares of common stock of Continental.

  b. The shareholders of Encore will be entitled to receive an additional 1,000,000 shares if at the end of the second full fiscal year following the closing of the Transaction, the sales of Continental, on a consolidated basis, for that fiscal year equal or exceed $15,000,000.

  c. The sales for each fiscal year shall be non-cumulative, that is, the sales for the prior fiscal year will not be utilized or added to the sales of the second fiscal year, nor will the sales of any period prior to the commencement of the first fiscal year following the closing of the Transaction be utilized for determining the amount of sales during the first fiscal year. All determinations as to the amount of sales for the particular fiscal year shall be made by the independent auditors then auditing the financial statements and data of Continental, whose determination shall be conclusive and binding upon the parties.

3. The current officers and directors of Continental will resign as officers and directors effective at the time of the closing of the Transaction and shall cause the designees of Encore or its shareholders to be elected as directors effective at the time of such closing; provided, however, that none of such persons shall be entitled to act as a director until the requirements set forth in Section 14(f) of the Securities Exchange Act of 1934, as amended ("Exchange Act") for such persons to act as directors of Continental have been met.

4. At or prior to the closing of the Transaction, the indebtedness of Continental to Walter G. Cook, amounting to approximately $700,000, including interest, will be satisfied by Continental or a subsidiary transferring the Properties to Walter G. Cook in satisfaction of such debt.

5. Immediately following the signing of this letter of intent, Encore will loan to Continental the sum of $20,000, such loan to be payable one (1) year after the date of the loan with interest at the rate of eight percent (8%) per annum, interest and principal payable upon maturity. Such funds will be used by Continental for the purpose of paying past and present legal, accounting and bookkeeping expenses incurred in connection with SEC filings required of Continental.

6. Each of Continental and Encore will proceed to have their respective financial statements prepared by the time of the closing of the Transaction, such financial statements to be in form required of reporting companies under the Exchange Act and the rules and regulations of the SEC thereunder. Further, Continental shall cause to be filed with the SEC all periodic reports required of it under Section 13 of the Exchange Act and the rules and regulations of the SEC thereunder, by the time of the closing of the Transaction to the extent that such reports have not as of such time been filed. At or prior to the closing of the Transaction, Encore will cause to have prepared financial statements in such form and content and audited, if required, as shall satisfy the requirements of the Securities and Exchange Commission to be included in a Current Report on Form 8-K to be filed with the Securities and Exchange Commission promptly following the closing of the Transaction.

7. Each of Continental, Encore and the stockholders of Encore will make representations in the definitive agreements as are normal and usual in agreements of such a nature.

8. From the date of execution of this letter of intent until the execution of a definitive agreement of acquisition or merger and the closing of the Transaction thereunder, each of the parties shall supply to the other all information reasonably required to enable it to make such due diligence investigation as the other party shall desire and will make available to the other party and such persons as that other party shall deem reasonably necessary and appropriate in order to verify or substantiate any information supplied. Each party shall conduct its investigations in a manner so as not to interfere with the normal conduct of the other's business.

9. Each of the parties hereto agrees to treat confidentially all confidential information provided to it hereunder relating to the entities involved and the Transaction and shall use all such confidential information solely for the purpose of evaluating the Transaction as contemplated hereby, and shall not disclose any of such confidential information to any third party without the prior consent of the party that provided such information; provided, however, that each party shall have the right to disclose any of such information to its directors, officers, employees and advisors who need to know such information for the purpose of evaluating the Transaction. The foregoing arrangement shall not be applicable to any information that is publicly available when provided or that thereafter becomes publicly available other than through a breach by any party of the agreements contained in this section, or that is required to be disclosed by judicial or administrative process in connection with any action, suit, proceeding or claim, or otherwise by applicable law.

10. No party to this letter of intent will disclose any information concerning this letter of intent or the proposed transaction, or make any comments thereon, to the public, the press or the broadcast media without the prior express written consent of the other party; except, however, that each such party may make such press releases and other disclosures as are required of it under the Federal Securities laws. Before any such press release or disclosure is made, a copy of the same in the form so proposed to be released or disclosed shall be provided to the other parties.

11. Each party hereto will pay its own expenses with respect to the (a) negotiation and preparation of this letter of intent and (b) the negotiation, preparation and consummation of each acquisition or merger agreement and all documents attendant thereto.

12. Each of the parties represent that no person has acted as a finder in connection with these Transaction and each will agree to indemnify the other parties with respect to any claim for such finder's fee as a result of the Transaction contemplated hereby.

13. Each of Walter Cook and Lee Kaplan, as persons deemed to be controlling shareholders of Continental and Encore, respectively, agree to use their best efforts to cause the Transaction to become effective and closed.

The obligations of each of Continental, Encore and the shareholders of Encore to carry out the Transaction are conditioned in their entirety upon the negotiation, execution and delivery of a satisfactory acquisition or merger agreement and related exhibits and documents (and this letter is not to be construed as such an agreement nor as an agreement to enter into such an agreement) to be entered into prior to the consummation of the Transaction. Further, the obligations are also conditioned upon approval of the Transaction and related agreements by the respective boards of directors of each of Continental and Encore and the holders of a majority of the outstanding share of Encore. The parties also agree that in the event a definitive acquisition or merger agreement is not executed by the parties hereto, no action or proceeding of any kind or nature will be brought seeking to enforce this letter of intent as a binding obligation of the parties. Further, this letter of intent will be null and void if the Transaction has not closed by December 31, 1998.

This Letter of Intent may be signed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Letter of Intent.

If the foregoing correctly sets forth our understanding, please indicate your acknowledgment thereof in the space provided below.

                                               Very truly yours,

                                               ENCORE INTERNATIONAL, INC.


                                               By:
                                               Robert Bray, President



                                               Lee Kaplan


ACKNOWLEDGED AND AGREED TO
THIS ______ DAY OF AUGUST, 1998.

CONTINENTAL HERITAGE CORPORATION


By:
	Walter G. Cook, President



	Walter G. Cook